    As filed with the Securities and Exchange Commission on December 19, 2001
                                            Registration Statement No. 333-63748
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------
                           SALIX PHARMACEUTICALS, LTD.
             (Exact name of registrant as specified in its charter)
                               -----------------


                 Delaware                                 94-3267443
      (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

                           8540 Colonnade Center Drive
                                    Suite 501
                          Raleigh, North Carolina 27615
                                 (919) 862-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------
                                ROBERT P. RUSCHER
                                    President
                           Salix Pharmaceuticals, Ltd.
                     8540 Colonnade Center Drive, Suite 501
                          Raleigh, North Carolina 27615
                                 (919) 862-1000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                               DONALD R. REYNOLDS
                        Wyrick Robbins Yates & Ponton LLP
                        4101 Lake Boone Trail, Suite 300
                          Raleigh, North Carolina 27607
                                 (919) 781-4000
                               Fax (919) 781-4865

                               -----------------
     Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      Proposed Maximum     Proposed Maximum
         Title of Each Class of Securities             Amount to be      Offering Price     Aggregate Offering        Amount of
                  to be Registered                     Registered(1)      Per Share(2)           Price(1)        Registration Fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share .............    1,960,000           $21.825            $42,777,000           $10,694.25
====================================================================================================================================

(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for resale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the outstanding shares of our common stock

(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the common stock on the Nasdaq National Market on June 20, 2001.

(3) Previously paid.

                               -----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Registration Statement is being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Securities Act"), to reflect the change in the place of incorporation of Salix Pharmaceuticals, Ltd. from the British Virgin Islands to the State of Delaware to be effected on December 31, 2001. In accordance with Rule 414 of the Securities Act, Salix Pharmaceuticals, Ltd., a Delaware corporation (the "Registrant"), as the successor issuer, hereby expressly adopts the Registration Statement (333-63748) of Salix Pharmaceuticals, Ltd., a British Virgin Islands company ("Salix BVI"), as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Salix BVI's Articles of Association provide that Salix BVI may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings of any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal or administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of Salix BVI; or is or was, at the request of Salix BVI, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. Salix BVI may only indemnify a person if the person acted honestly and in good faith and with a view to the best interests of Salix BVI and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in certain cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         The Registrant's certificate of incorporation provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

         The Registrant's certificate of incorporation also provides that the Registrant shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at the Registrant's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     The Registrant maintains liability insurance insuring its officers and directors against liabilities that they may incur in such capacities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed as part of this Post-Effective Amendment No. 1 to Registration Statement:

     Exhibit
       No.                                       Description
       ---                                       -----------
5.1              Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1             Consent of Ernst & Young LLP, Independent Auditors

23.2             Consent of Wyrick Robbins Yates & Ponton LLP (contained in
                 Exhibit 5.1).

24.1             Power of Attorney (see page S-1).

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person or the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 18th day of December 2001.

                                     SALIX PHARMACEUTICALS, LTD.


                                     By:  /s/ Robert P. Ruscher
                                          -----------------------------------
                                             Robert P. Ruscher
                                             Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

         Each person whose signature appears below constitutes and appoints Robert P. Ruscher and Adam C. Derbyshire, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.

              Signature                                      Title                               Date
              ---------                                      -----                               ----
                                              Director, President and Chief                        December 18, 2001
                                              Executive Officer (Principal
/s/ Robert P. Ruscher                         Executive Officer)
-------------------------------
Robert P. Ruscher

                                              Chief Financial Officer (Principal
/s/ Adam C. Derbyshire                        Financial and Accounting Officer)                    December 18, 2001
-------------------------------
Adam C. Derbyshire

/s/ John F. Chappell                          Director                                             December 18, 2001
-------------------------------
John F. Chappell

/s/ Thomas D'Alonzo
-------------------------------
Thomas D'Alonzo                               Director                                             December 18, 2001


/s/ Richard A. Franco
-------------------------------
Richard A. Franco                             Director                                             December 18, 2001


/s/ Randy W. Hamilton
-------------------------------
Randy W. Hamilton                             Director                                             December 18, 2001

                                       S-1